UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 8, 2012

KAYDON CORPORATION
(Exact name of Registrant as Specified in Charter)

Delaware	1-11333	13-3186040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

    On May 8, 2012, Kaydon Corporation (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders voted on (1) the election of directors, (2) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012, and (3) an advisory vote on executive compensation. The results were as follows:

Proposal 1. Election of Directors

    Each of the nominees for Director was an incumbent and all nominees were elected. The following table sets forth the results with respect to each nominee:

Nominee	For	Withhold	Broker Non-Votes
Mark A. Alexander	25,856,419	1,023,573	2,510,391
David A. Brandon	26,013,107	866,885	2,510,391
Patrick P. Coyne	25,856,269	1,023,723	2,510,391
William K. Gerber	26,082,920	851,072	2,510,391
Timothy J. O’Donovan	26,231,045	648,947	2,510,391
James O’Leary	25,696,927	1,183,065	2,510,391

Proposal 2. Ratification of Independent Registered Public Accountants

    The stockholders ratified the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012 with the following votes:

For	Against	Abstain
28,421,415	914,201	54,767

Proposal 3. Advisory Vote on Executive Compensation

    The stockholders approved, by non-binding vote, the compensation paid to the Company’s executive officers with the following votes:

For	Against	Abstain	Broker Non-Votes
25,774,833	936,843	168,316	2,510,391

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 9, 2012	KAYDON CORPORATION

	By:	/s/ Debra K. Crane
Debra K. Crane
Vice President, General Counsel and Secretary

3